EXHIBIT 99.1

TransForce Completes Acquisition of Vitran

TORONTO, March 26, 2014 (GLOBE NEWSWIRE) -- TransForce Inc. ("TransForce") (TSX:TFI) (OTCQX:TFIFF), a North American leader in the transportation and logistics industry, and Vitran Corporation Inc. ("Vitran") (Nasdaq:VTNC) (TSX:VTN), a premier Canadian less-than-truckload ("LTL") transportation firm, are pleased to announce that the previously announced acquisition of Vitran by TransForce by way of plan of arrangement (the "Arrangement") has been completed. Under the Arrangement, 2400520 Ontario Inc. (the "Purchaser"), an indirect wholly-owned subsidiary of TransForce, acquired all of the issued and outstanding common shares of Vitran, other than common shares of Vitran held by the Purchaser and any affiliate of the Purchaser, for consideration of US$6.50 in cash per share.

"The acquisition of Vitran will further enhance our density in the Canadian LTL market and provide synergies going forward. Vitran will remain a standalone entity, under the leadership of Tony Trichilo, within the TransForce group of companies. We are looking forward to leveraging the strengths of the two companies to the benefit of our customers and shareholders. I would like to welcome all Vitran employees and management to the TransForce team," said Alain Bédard, Chairman, President and Chief Executive Officer of TransForce.

It is anticipated that the common shares of Vitran will be delisted from NASDAQ before the market opens on March 27, 2014, and will be delisted from the TSX at the close of business on or about March 28, 2014.

Further information about the Arrangement is set out in Vitran's management information circular dated February 3, 2014 which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

ABOUT TRANSFORCE

TransForce Inc. is a North American leader in the transportation and logistics industry operating across Canada and the United States through its subsidiaries. TransForce creates value for shareholders by identifying strategic acquisitions and managing a growing network of wholly-owned, operating subsidiaries. Under the TransForce umbrella, companies benefit from corporate financial and operational resources to build their businesses and increase their efficiency. TransForce companies service the following segments:

  Package and Courier;
  Less-Than-Truckload;
  Truckload, which includes specialized truckload and dedicated services;
  Specialized Services, which includes waste management, logistics services and services to the energy sector.

TransForce Inc. is publicly traded on the Toronto Stock Exchange (TSX:TFI) and the OTCQX marketplace in the U.S. (OTCQX:TFIFF). For more information, visit http://www.transforcecompany.com.

ABOUT VITRAN CORPORATION INC.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

FORWARD-LOOKING STATEMENTS

Except for historical information provided herein, this press release may contain information and statements of a forward-looking nature concerning the future performance of TransForce. These statements are based on suppositions and uncertainties as well as on management's best possible evaluation of future events. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for TransForce's products and services, the impact of price pressures exerted by competitors, and general market trends or economic changes. As a result, readers are advised that actual results may differ from expected results. No assurance can be given that any events anticipated by the forward-looking information or statements will transpire or occur, or if any of them do so, what benefits that TransForce will derive therefrom. In particular, no assurance can be given as to the benefits that TransForce will derive from the acquisition of Vitran Corporation Inc.

CONTACT: For further information:
         Investors:
         Alain Bedard
         Chairman, President and CEO
         TransForce Inc.
         (647) 729-4079
         abedard@transforcecompany.com

         Media:
         Rick Leckner
         MaisonBrison Communications
         (514) 731-0000
         rickl@maisonbrison.com